Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

3 Months Ended June				Year-to-Date June

	2008	2007	% Change	2008	2007	% Change

Consolidated –
Operating Revenues	$4,215	$3,772	11.8%	$7,898	$7,181	10.0%
Earnings Before Income Taxes	641	635	1.0%	1,179	1,129	4.4%
Net Income	416	429	-3.0%	776	768	1.0%

Alabama Power –
Operating Revenues	$1,470	$1,336	10.0%	$2,806	$2,533	10.8%
Earnings Before Income Taxes	257	250	2.8%	470	445	5.5%
Net Income Available to Common	153	147	3.9%	283	262	8.0%

Georgia Power –
Operating Revenues	$2,111	$1,844	14.5%	$3,976	$3,501	13.6%
Earnings Before Income Taxes	385	289	32.9%	649	492	31.8%
Net Income Available to Common	248	188	31.6%	424	320	32.6%

Gulf Power –
Operating Revenues	$350	$298	17.3%	$661	$595	11.2%
Earnings Before Income Taxes	44	35	25.5%	75	66	13.8%
Net Income Available to Common	27	21	26.9%	47	40	15.9%

Mississippi Power –
Operating Revenues	$298	$273	9.0%	$583	$530	10.1%
Earnings Before Income Taxes	38	43	-11.0%	64	75	-14.2%
Net Income Available to Common	24	26	-8.7%	40	46	-12.5%

Southern Power –
Operating Revenues	$317	$244	29.7%	$532	$437	21.9%
Earnings Before Income Taxes	60	66	-8.7%	106	119	-11.2%
Net Income Available to Common	35	40	-11.1%	64	72	-10.4%

Notes

-	Certain prior year data has been reclassified to conform with current year presentation.

-	Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.